                    AGREEMENT TO LICENSE ASSETS
                    ---------------------------

     This Agreement is made as of the 18th day of February, 1997, between Leggoons, Inc., a Missouri corporation, and its assigns ("Leggoons"), and Home Point of Sales, Inc., a Nevada corporation ("HPOS").

     WHEREAS, HPOS owns certain devices which will permit members of the public through the use of the telephone, personal computers and/or wireless transmission of information to purchase lottery tickets, to engage in off-track wagering on horse racing and dog racing to place wagers on sporting and other events, and to engage in casino type gaming including games of chance and games of skill, and

     WHEREAS, Leggoons is interested in acquiring an exclusive, worldwide license to use, implement and otherwise exploit such devices,

     THEREFORE, in exchange for the respective consideration and promises of the parties as more fully detailed below, IT IS AGREED AS FOLLOWS:

                              WITNESSETH:
                              -----------
1.     License of Assets.
       ------------------


     Subject to the terms and conditions below set forth, HPOS hereby conveys to Leggoons an exclusive, worldwide license to use, implement and exploit all of the assets of HPOS's business which is being conducted and/or proposed under the name "BETTING, INC." whose business shall include the sales of HPOS manufactured Infinity to wagering locations; the building of the Global Wagering GATE, whose business is to receive incoming data transfer commands from the HPOS HOST Center and other competitive HOST Centers who have received ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the HPOS Secure Computer Keyboard or over the telephone through the HPOS stand alone Infinity unit (the "Business"). Without limiting the generality of the foregoing, the assets to be licensed are as follows:

     (a)     Intangibles.     All of the intangible assets of the Business,
             ------------
including but not limited to all devices, applications, products, patents, patent applications, copyrights, tradenames, contracts, contract rights, any and all distribution rights used or held by HPOS for use in the wagering Business; approvals, consents, and authorizations required for the lawful ownership, operation and maintenance of the Business (the "Instruments") including access through HPOS's INFINITY system; all of the trade, goodwill, and other intangible assets of the Business including customer files, the business name "Wagering Gate" and any and all other contract rights of HPOS pertaining to the Business (all collectively called the "Intangibles").

     (b)     Tangibles.  All of the tangible assets of the Business, including
             ----------
but not limited to all tangible personalty, inventory and other personal property (all collectively called the "Tangibles") used or held for use in the Business.

     The Intangibles and Tangibles are collectively called the "Assets," and are more particularly described on Exhibit "A" to the extent practicable. All of HPOS's assets used in the Business are intended to be licensed to Leggoons by the transaction contemplated hereby, whether or not described on Exhibit "A."

2.     Consideration.
       --------------
     (a)     Amount and Time of Payment.  The total price for all of the
             ---------------------------
Assets licensed, subject to adjustment, shall be 2,900,000 shares of unregistered common stock of Leggoons which represents approximately 51% of the outstanding common stock of the Leggoons as of the date hereof.

     (b)     Shares Subject to Cancellation.  95% of the shares of common
             -------------------------------
stock issued to HPOS are to be delivered to an Escrow Agent and are subject to cancellation on February 10, 1998 in the event the bid price of the common stock of Leggoons is not at least $3.00 per share for any 20 consecutive day period as reported on the NASD's Electronic Bulletin Board or Nasdaq's SmallCap Market from the date hereof through February 10, 1998, which price is to be adjusted ratably for stock splits and recapitalization.

     (c)     Option Shares.  In the event that the bid price for the common
             --------------
stock of Leggoons is more than $3.00 per share for any 20 consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Leggoons's common stock at an exercise price of $.30 per share. The shares granted under this option may not be issued unless and until the number of the Leggoons's authorized common shares is increased in accordance with the requirements of Missouri corporate law.

     (d)     Ownership Interest.   It is the intention of the parties hereto
             -------------------
that if and when any additional shares of the common stock of Leggoons are issued to the public or any employees, HPOS' ownership interest in Leggoons shall be and remain no less than sixty percent (60%) and that ownership interest of the current shareholders of Leggoons shall, at that time, be no less than ten percent (10%).

3.     Assignment and Assumption of Operational Contracts.
----------------------------------------------------------
     Upon execution of this Agreement by both of the parties hereto (the "Closing Date"), HPOS shall assign all of the written agreements, permits and licenses relating to the operation of the Business which are listed on Exhibit "A" attached hereto and incorporated herein by reference ("Operational Contracts") and Leggoons shall assume all of HPOS's rights and obligations thereunder. All fees arising under such Operational Contracts for all periods of time prior to the Closing Date shall be the obligation of HPOS and all fees arising for the period of time after the Closing Date shall be the obligation of Leggoons.

4.     Term of the License.  The license being granted hereunder shall
       --------------------
terminate on February 10, 1998 unless the bid price of the common stock of the Leggoons is at least $3.00 per share for any 20 consecutive day period as reported on the NASD's Electronic Bulletin Board or Nasdaq's SmallCap Market from the date hereof through February 10, 1998, which price is to be adjusted ratably for stock splits and recapitalization and HPOS receives the escrowed shares. Should the conditions of escrow be met and the shares delivered, this license shall remain in effect until thereafter cancelled by mutual consent of the parties.

     In the event that as of February 10, 1998, the License is terminated pursuant to this Agreement, then the Escrow Agent shall return all Leggoons shares held in escrow to Leggoons. Leggoons will return to HPOS, BETTING INC. in its entirety, including but not limited to the Assets set forth on Exhibit A and described in paragraph 1 herein. Any good will established by Leggoons operating as BETTING INC. will belong exclusively to HPOS and will revert back to HPOS.

5.     Representations and Warranties of HPOS.
----------------------------------------------
     To induce Leggoons to enter into this Agreement (which term, as used herein, includes all Exhibits hereto) HPOS represents and warrants to Leggoons that:

     (a)     Authority.  HPOS is duly and fully qualified to transact business
             ----------
in the State of California as its business is currently conducted, and has full power and authority to execute, deliver, perform this Agreement, and sell the Business and assets pertinent thereto and described herein.

     (b)     No Breach or Violation.     The execution, delivery and
             -----------------------
performance of this Agreement will not result in: (i) a breach or violation by HPOS of, nor (ii) constitute default by HPOS under, nor (iii) create or impose any lien or security interest upon any of the Assets pursuant to, any Instrument, statute, ordinance, rule, regulation, agreement, instrument, or order to which HPOS is a party or by which HPOS is bound. This Agreement constitutes the legal, valid, and binding obligation of HPOS, enforceable in accordance with its terms.

     (c)     Title to Assets.  HPOS is the owner of the Business with the full
             ----------------
right to sell or dispose of it. HPOS has title to the Assets, free and clear of any interest to secure payment or performance of an obligation, or which retains or reserves such an interest for such purpose. On the Closing Date, HPOS shall convey to Leggoons good and marketable title to the Business, free and clear of all mortgages, liens, or other encumbrances, whether contingent or otherwise. To the best of HPOS's knowledge, no third party consents are required of HPOS to enter into this Agreement or to perform any of its obligations. HPOS does not know, nor does it have reasonable grounds to know, of any basis for assertion against it of any material claim or liability of any nature.

     (d)     Material Contracts.  There are no contracts (including written
             -------------------
employment contracts), permits or agreements of any kind which materially affect the Business. Leggoons shall not assume any obligation whatsoever under any undisclosed agreements (whether written or oral). On the Closing Date, HPOS shall assign to Leggoons each and all of the contracts, permits and agreements set forth on Exhibit A. HPOS represents and warrants that it is a party to each of the contracts, permits and agreements set forth on Exhibit A with the full power and authority to assign each to Leggoons.

     (e)     Patents and Copyrights.  HPOS has received no notice and
             -----------------------
otherwise has no reason to know of any claimed violation with respect to the use of its products, devices, applications, business name or with respect to the names of any of its products.

     (f)     Legal and Governmental Proceedings.  To HPOS's best knowledge
             -----------------------------------
there is no litigation, legal, equitable (through arbitration or otherwise), or administrative action pending or threatened which might affect in a material and adverse way HPOS, the Business, the consummation of the purchase and sale described in this Agreement, or Leggoons's right to enjoy quiet title to the assets being purchased by Leggoons pursuant to this Agreement.

     (g)     No Misstatements or Omissions.  No representation or warranty by
             ------------------------------
HPOS contained herein contains any untrue statement of a material fact or omits to state any fact necessary to make any of the statements contained in such representations and warranties not misleading.

6.     Leggoons's Representations and Warranties.
-------------------------------------------------
     (a)     Organization and Authority.  To induce HPOS to enter into this
             ---------------------------
Agreement, Leggoons represents and warrants to HPOS that Leggoons is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri and where otherwise required; has full corporate power and authority to execute, deliver and perform this Agreement and has taken all action required by law and otherwise to authorize said execution, delivery and performance. This Agreement constitutes the legal, valid and binding obligation of the Leggoons enforceable in accordance with its terms.

     (b) Leggoons is a reporting company with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, is current on its filings thereunder and its reports (annual, quarterly and periodic) are accurate in all material respects. Copies of the reports filed with the SEC during the past 12 months have been furnished to HPOS.

     (c)     Legal and Governmental Proceedings.  Except as stated in its
             -----------------------------------
reports filed with the SEC, there are no outstanding judgments against Leggoons or its assets, and there are no actions, suits, or litigation pending, or, to Leggoons's knowledge, threatened against Leggoons or its assets, either before or by any Federal, state, or municipal court or other governmental authority or instrumentality or involving any arbitration tribunal or any other third party.

     (d)     No Misstatements or Omissions.  No representation or warranty by
             ------------------------------
Leggoons contained herein contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained in such representations and warranties not misleading.

7.     HPOS's Obligations.
--------------------------
     On execution, HPOS herewith delivers to Leggoons such instruments as may be necessary to vest in Leggoons the licenses being granted hereunder.

8.     Leggoon's Obligations.
-----------------------------
     On execution, Leggoons will cause the following events to occur:

          (a)      Delivery of Certificates.  Leggoons shall deliver to HPOS
                   -------------------------
two certificates, both in restricted form, issued in the name of HPOS in the amounts of 145,000 and 2,755,000 respectively, the latter to be held by The First National Bank of Omaha, Escrow Agent, pursuant to the terms of the Escrow Agreement of this same date. As long as the 2,755,000 shares remain in the hands of Escrow Agent, HPOS shall have the right to vote such shares at all duly called shareholders meetings.

          (b)     Resignation of Board of Directors and Officers.  Leggoons
                  -----------------------------------------------
shall deliver to HPOS the resignations of its board of directors and officers.

9.      HPOS' Acknowledgement and Release.  HPOS herein acknowledges the
------------------------------------------
existence of Leggtron Holdings, Inc., a Colorado corporation and a wholly owned subsidiary of Leggoons ("Leggtron"). The only asset which will be held by Leggtron is certain shares of the common stock of Infinitron Investments International, Inc. It is contemplated that at a certain time in the future, Leggtron will distribute the shares of Infinitron to the holders of record of Leggoon's common stock as of January 31, 1997. HPOS herein acknowledges that it has no right to participate in such distribution and releases any and all claims it may have against Leggoons, Leggtron and/or each of their management relating to or arising from such distribution.


10.     Indemnification.
------------------------
     (h) HPOS covenants and agrees to save Leggoons and its affiliates harmless from all claims and liability (i) relating to the ownership and operation by HPOS of the Business and the Assets for the period prior to the Closing or (ii) arising from any breach of any representation or warranty by HPOS in this Agreement or in any Instrument of Transfer or any other breach by HPOS of this Agreement or any Instrument of Transfer.

     (i) Leggoons covenants and agrees to save HPOS and its affiliates harmless from all claims and liability (i) relating to Leggoons's ownership and operation of the Business and the Assets from and after the Closing or
(ii) arising from any breach of any representation or warranty by Leggoons in this Agreement or in any Instrument of Transfer or any other breach by Leggoons of this Agreement or any Instrument of Transfer.

11.      Noncompetition.
------------------------
     HPOS covenants and agrees that, for the period commencing on the Closing Date and continuing until the fifth (5th) anniversary thereof, HPOS shall not, directly or indirectly, manage, operate, join, control, participate, or become interested in, or be connected with (as an employee, consultant, partner, officer, director, shareholder, or investor in any business in direct competition with the wagering Business, as defined herein, licensed by Leggoons from HPOS operating in the United States of America or in any other country where Leggoons will conduct wagering operations.

     The parties hereto agree that in the event that the scope of the covenant set forth in this paragraph is deemed too broad in any court proceeding, the court may reduce such scope to that which it deems reasonable under the circumstances.

12.     Miscellaneous.
----------------------
     (a)     Construction.     The language in all parts of this Agreement
             -------------
shall, in all cases, be construed as a whole, according to its fair meaning, and neither strictly for nor against either HPOS or Leggoons. The unenforceability or invalidity of any paragraph or subparagraph of this Agreement shall not affect the validity of the Agreement. When the context so requires in this Agreement, the singular number includes the plural and vice versa.

     (b)     Captions.       The paragraph captions and headings in this
             ---------
Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (c)     Multiple Counterparts.     This Agreement may be executed in
             ----------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to HPOS and Leggoons. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     (d)     Entire Agreement.     This Agreement represents the entire
             -----------------
understanding of the parties, supersedes all other and prior memoranda and agreements between the parties and may not be modified or amended, except by a written instrument bilaterally executed designating specifically the terms and provisions so modified and amended. There are no representations, warranties, covenants, promises or agreements on the part of either party to the other hereto which are not explicitly set forth herein.

     (e)     Expenses of the Parties.       All expenses incurred by or on
             ------------------------
behalf of the parties in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

     (f)     Finders and Brokers.   Each party hereto represents and warrants
             --------------------
to the other party that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which any party will have any liability. Each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect of any breach by it of the provisions of this Paragraph (f).

     (g)     Binding Effect.   This Agreement shall be binding upon and shall
             ---------------
inure to the benefit of the parties hereto, and their respective successors and assigns. Any breach of this Agreement is subject to action only in State District Court at Omaha, Nebraska, for damages, actual and punitive, specific enforcement and mandatory injunctive relief and HPOS agrees not to object to action in State District Court at Omaha hereunder based on an inconvenient forum or venue or similar objections.

     (h)     Applicable Law.  This Agreement shall be construed in accordance
             ---------------
with the laws of the State of Nebraska.

     (i)     Cumulative Rights and Remedies.  Except as expressly provided
             -------------------------------
herein to the contrary, each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided for in this Agreement or at law or in equity.

     (j)     Further Assurances.  Each party hereto, at its own expense,
             -------------------
agrees in order to consummate the transaction provided for herein and to accomplish the purpose of this Agreement, to execute all documents and take all such other action, whether prior to, at or after the Closing, as may be necessary or proper to complete the provisions set forth in this Agreement.

     (k)     Prevailing Party.  The prevailing party in any legal proceedings
             -----------------
brought to enforce any rights under this Agreement shall be entitled to reimbursement of all reasonable costs and expenses, including, but not limited to, attorneys' fees at all judicial levels.

     (l)     Amendment to or Modifications of Agreement.  This Agreement may
             -------------------------------------------
not be amended or modifications made hereto without the prior written consent of James S. Clinton and Thomas Hughes, or either of their respective executors or assigns. Any attempt to amend or modify the without such written consent shall be null and void.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              "HPOS"

                              HOME POINT OF SALE, INC.
                              a Nevada corporation


                         By:     _____________________________________
                              Thomas S. Hughes, Chairman of
                                the Board


                              "LEGGOONS"

                              LEGGOONS, INC.
                              a Missouri corporation


                         By:  _____________________________________
                              James S. Clinton, President

                          EXHIBIT A

                        ASSETS INCLUDED



1.     The name BETTING INC as trademarked by HPOS.

2.     The WAGERING GATE as defined in the Agreement.

3. The specific application of WAGERING with an ATM card or SMART card with the Secure Computer Keyboard. Any other uses of the Secure Computer Keyboard, such as Bill Pay or Impulse Purchase that are not WAGERING transactions, are not included.

4. The HPOS developed Merchant Response Software for the specific application only of transacting Off Site ATM and SMART card WAGERING through the WAGERING GATE.

5. HPOS' interest in the use of and revenue from the HPOS Personal Encrypted Remote Financial Electronic Card transaction relating to the WAGERING Business in all HPOS partner countries.